Exhibit  10
                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            FORT LAUDERDALE DIVISION
                                                      Case No.  03-62149



                                          I
                                          I
HAIRMAX INTERNATIONAL                     I
 CORP.,                                   I       JURY TRIAL DEMANDED
                                          I       -------------------
     Plaintiff                            I       PLAINTIFF'S COMPLAINT AND
                                          I       APPLICATION FOR TEMPORARY
------------------------------------------I       RESTRAINING ORDER WITHOUT
                                          I       HEARING; REQUEST FOR A
DAVID DADON,                              I       PRELIMINARY INJUNCTION AND
                                          I       PERMANENT INJUNCTION;
     Defendant                            I       PRAYER FOR DAMAGES
                                          I
____________________________________________________________________________

     Plaintiff, complaining of Defendant, pursuant to Rule 65 of the Federal Rules of Civil Procedure, shows the Court:

                                  Introduction
                                  ------------

1. Plaintiff, Hairmax International Corp., a Nevada corporation ("Hairmax" or the "Company"), has its principal place of business located at 4810 West Commercial Blvd., Ft. Lauderdale, FL 33319.

2. Defendant is a citizen and resident of Canoga Park, Los Angeles County, California, and is employed by Giants Entertainment, Inc.

3.   Jurisdiction is based on diversity of citizenship pursuant to 28 U.S.C.S.
     Section 1332.

4. Plaintiff is in the business of owning and operating beauty salons and selling hair products through its salons for use by the general public, as well as providing residential cleaning services.

5. Plaintiff's common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is listed for trading on the Over The Counter Bulletin Board Exchange.

6. Plaintiff had approximately twenty shareholders of record as of November 18, 2003. It had 4,214,858 shares of common stock outstanding as of November 18, 2003, of which 1,095,104 shares were free trading and 3,119,754 shares were "restricted" within the meaning of Rule 144 of the Securities Act of 1933, as amended.

7. Edward A. Roth, President and Director, and Alisha Roth, his spouse and also a Director, owned 1,082,000 shares of common stock as of November 18, 2003, and 2,150,000 shares of Series A Convertible Preferred Stock, which votes together as a class with the common stock on all matters and is entitled to ten (10) votes per share. The total voting power held by the Roth's amounts to 22,582,000 shares.

8. Defendant admitted to owning or controlling 2,200,000 shares of common stock of the Company as of November 18, 2003.

9. This case involves claims brought by the Plaintiff against the Defendant for (i) fraud against the Company and its shareholders both at common law and under the Section 10b-5 of the Securities Exchange Act of 1934, as amended, (ii) breach of fiduciary duty, (iii) intentional and negligent misrepresentation, (iv) tortious interference with the Company's business and its contractual relations, (v) libel and slander of the Company and
     (vi) federal mail fraud.

10. As set forth below, the actions of the Defendant have occurred within the last month and are of a continuing nature, and threaten continuing harm to the Company and its shareholders, as well as its employees and agents.

11. On August 22, 2003, the Company, Edward A. Roth, Giants Entertainment, Inc. and the Defendant entered into a Letter of Intent (the "Letter of Intent"), which provides that Defendant would join the Company as interim Chairman of the Board for a probationary period while Defendant attempted to develop an entertainment division of Company. A copy of the Letter of Intent is attached as Exhibit A hereto

12. The Letter of Intent expired without the execution of the definitive agreements that were required because Defendant failed to fulfill his obligations under the Letter of Intent.

13. Defendant was also a consultant to the Company under an Independent Contractor Agreement, dated September 1, 2003, pursuant to which he was engaged until December 31, 2003 to help develop an entertainment business for the Company, and he was issued 100,000 shares of common stock as compensation. This Agreement specifically stated that Defendant was not an employee, partner or agent of the Company. The Independent Contractor Agreement was terminated for cause on November 14, 2003. A copy of this Agreement is attached as Exhibit B hereto.

14. On October 27, 2003, the Company and Revenge Games, Inc., a non-existent entity which was misrepresented by Defendant to the Company as a Nevada corporation, entered into an Acquisition and Distribution Agreement for an action/adventure feature firm, under which Defendant negotiated as the Company's consultant for the Company to issue 2,000,000 shares of its common stock having a market value of $2,060,000.00 for the rights to the film. By his own admission and without disclosing this fact to the Company, Defendant controlled Revenge Games, Inc. and thereby controlled the shares that were issued by the Company. The master negative for the film has never been delivered to the Company as required by the Distribution Agreement, and the Company sent a letter to Revenge Games, Inc. on November 16, 2003, as instructed, at Defendant's address in Los Angeles, California, rescinding the transaction and demanding a return of the 2,000,000 shares of common stock from Defendant.

15. Defendant has no relationship whatsoever with the Company. He is not a director, an officer, an employee, an agent or an independent contractor. He does not speak for the company and all ties with the Company have been severed.

16. Upon his departure from the Company, Defendant engaged in a hostile attempt to remove Mr. and Mrs. Edward Roth from the Board of Directors. He claimed to own a majority of the outstanding voting power and stated that he had taken action by written consent under Nevada law to remove the Roth's from their board seats and tenure of eleven years. Defendant published false and misleading press releases in the name of the Company about such removal on the major wire and news services and proclaimed his appointment as the Chairman of the Board.

17. It is clear that Defendant did not have the voting power to remove anyone from the Board of Directors under Nevada law and the Company's By-Laws, which require a two-thirds vote to effect director removal. Given the Roth stockholdings and voting power, a removal of them by Defendant would be impossible. Nonetheless, Defendant fraudulently issued press releases and continues to make public statements containing his outrageous claims about removing the Roth's and his control of the Board of Directors.

18. All of Defendant's false and misleading press releases and statements to the public result in a fraud on the securities market and/or actual or prospective purchasers or sellers of Hairmax's publicly traded stock.

19. Because Defendant's conduct resulted in misrepresentations and omissions on several occasions, there is an impending, and virtually certain, threat that Defendant will continue to repeat his unlawful conduct in the future unless this Court prohibits him - and those who are aiding and acting in concert with him - from doing so.

20. Hairmax as well as purchasers or sellers of Hairmax's stock will be irreparably harmed because of the confusion that Defendant's statements will cause in the securities markets. Hairmax will also be irreparably harmed because Defendant's misrepresentations or omissions will conceivably place Hairmax in violation of the SEC's full-disclosure rules, particularly since actions of Defendant have made it impossible for Hairmax to effectively refute Defendant's misrepresentations and omissions.

21. Hairmax will also be irreparably harmed because Defendant's issuance of false or misleading statements, or incomplete press releases, have discredited, and will continue to discredit, Hairmax's Board of Directors and Officers, create confusion among actual shareholders of Hairmax, depress the price of Hairmax's stock, and give Defendant the opportunity to purchase more of Hairmax's shares at "fire sale" prices and pursue his takeover attempt to the detriment of Hairmax and its stockholders.

22. Defendant has written libelous letters to William H. Donaldson, Esq., Chairman of the Securities and Exchange Commission, in which he demanded an investigation of alleged illegal conduct at the Company and proclaimed himself as Chairman of the Board of the Company. A copy of this letter is attached as Exhibit C hereto. The letter was completely false, misleading, libelous and was intended to damage the reputation of the Company and its directors and officers with their primary regulatory agency.

23. Defendant has called officers of the Company, as well as its counsel and accountants, often 15 to 20 times each day, and has threatened them with financial, reputational and physical harm if they did not declare him Chairman of the Company. The affidavits of these officers, counsel and accountants are attached to this Complaint.

24. Defendant's calls to the Company's accountants are particularly damaging, because he threatened Mr. Ted Perrella, of Perrella & Associates, P.A. with reputational and financial harm if he did not stop the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 with the Securities and Exchange Commission and include in it a statement that he had been made Chairman of the Board.

25. Defendant called the President of the Company at home on many occasions, one time threatening the safety of his family if he did not hand over the Company to the Defendant. The President called the F.B.I. the next day.

26. Defendant has been calling other employees of the Company, demanding keys, records and access to Company property, and proclaiming himself Chairman of the Company. He demanded loyalty of these employees at the cost of their jobs and naming them in the conspiracy lawsuit which he was threatening to file.

27. Defendant has attempted to get on the news services each day and proclaim himself Chairman of the Board, and now the two major new services have refused to air press releases from either the Company or Defendant. The Company is a public company and needs to publish news reports and communicate with its shareholders. It is damaged by this conduct by Defendant.

28. Defendant has called the stock transfer agent of the Company, Florida Atlantic Stock Transfer Company, and proclaimed himself as Chairman and demanded that the transfer agent issue unauthorized shares of common stock directly to him. The President of that Company had the good sense to deny his demands.

29. The Company's share price has suffered as a result of Defendant's tactics and harassment. The closing price of its common stock was $.93 on October 15, 2003, before this activity started, compared to a closing price of $.70 on November 18, 2003, a twenty-five percent (25%) decline. The Company's shareholders have been damaged by the actions of the Defendant.

30. The Defendant has used these outrageous tactics before without success. They are his "bizarre" modus operandi.

31. Last summer, he attacked management of Viastar Holdings, Inc., another publicly traded company whose common stock was registered under Section 12(g) of the Securities and Exchange Act of 1934, as amended, in an attempt to remove management and declare himself Chairman, again without any legal basis. He was enjoined from holding himself out as Chairman or a corporate officer or employee of Viastar by the United States District Court for the District of Arizona on August 29, 2003. A copy of the Court's order of preliminary injunction is attached as Exhibit D hereto.

32. Affidavits attached as Exhibits hereto, document the outrageous conduct of Defendant and support the allegations set forth above and the Company's prayer for relief.

                              FIRST CAUSE OF ACTION
                                      Fraud
                                      -----

33.  The allegations set forth above are realleged and incorporated herein.

34. In two press releases issued in the name of the Company, Defendant represented himself as Chairman of Plaintiff, a public company, when he knew that he did not have the voting power to vote himself as such or any contractual basis to represent himself as such, and he did so in an attempt to publish a misleading press release and perpetrate a fraud on the Company and its shareholders.

35. In a later press release, Defendant represented that he had removed the Roth's as directors of the Company, a public company whose directors had a tenure of eleven years, when he knew that he in fact had not succeeded in removing them, and he did so in an attempt to defraud the Company and its shareholders.

36. The conduct of the Defendant was intentional, it was misleading and it was intended to damage the Company, discredit its directors and officers, and negatively impact the price of its common stock, all for his own pecuniary gain.

37. The conduct of the Defendant caused the price of the Company's common stock to fall by more than twenty-five percent (25%) in a month.

38. The Defendant has committed fraud at common law, and fraud under Section 10b-5 of the Securities Exchange Act of 1934, as amended, which prohibits public corporations and those holding themselves out as officers from issuing fraudulent press releases, misleading investors and manipulating the price of their stock.

39. Defendant is liable for all damages, which are in excess of $75,000, arising from his actions.

                             SECOND CAUSE OF ACTION
                            Breach of Fiduciary Duty
                            ------------------------

40.  The allegations set forth above are realleged and incorporated herein.

41. The Defendant was a consultant to the Company pursuant to an Independent Contractors Agreement and he owed it a fiduciary duty of care and loyalty in his dealings with the Company.

42. The Defendant, as consultant to the Company, identified and sold the Company a feature film for $2,060,000 worth of the Company's common stock, all the while not disclosing to the Company that he was the seller or controlled the seller of the film and he intended to use the common shares that were delivered to him to wage a hostile takeover attempt on the board of directors.

43. The feature film gambit was a sham, and, on information and belief, the film does not exist. The master negative has never been delivered to the Company when demand was made for it pursuant to the terms of the Distribution Agreement.

44. Defendant breached his duties of care and loyalty to the Company, and caused it damages in the amount of $2,060,000, plus the costs and damages associated with fending off Defendant's hostile takeover attempt of the Company, plus the lost business opportunity for the Company.

45. Defendant is liable for all damages, which are in excess of $75,000, arising from his actions.

                              THIRD CAUSE OF ACTION
                  Intentional and Negligent Misrepresentation
                  -------------------------------------------

46.  The allegations set forth above are realleged and incorporated herein.

47. Defendant intentionally and negligently misrepresented his position as Chairman of the Company and as a member of the Board of Directors of the Company to management, to the business community, and to the shareholders of the Company.

48. Defendant interfered with the Company's relationship with its regulatory agencies, such as the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., by misrepresenting himself as Chairman of the Company, telling lies to those agencies and demanding that such agencies take various actions against the Company, which were contrary to its interests, in order to force the Company to recognize Defendant as Chairman of the Board.

49. Such misrepresentation has caused significant damages to the Company and its business reputation and dealings with its regulatory agencies.

50. The Defendant is liable for all damages, which are in excess of $75,000, arising from his actions.

                             FOURTH CAUSE OF ACTION
                Tortious Interference With Contractual Relations
                ------------------------------------------------

51.  The allegations set forth above are realleged and incorporated herein.

52. The Company has contractual relations with numerous service providers, including its transfer agent, accountants, lawyers, news publication firms, subsidiary companies that own and manage beauty salons and run its businesses, and others.

53. Defendant bad-mouthed and disparaged the Company and its management to these service providers, interfered with the Company's contractual relations by demanding that these service providers take action contrary to the best interests of the Company, and attempted to convince these service providers to breach their agreements with the Company and to declare the Defendant as Chairman when he knew he was not.

54. Defendant's conduct constitutes tortious interference with the Company's contractual relations, and has caused serious damage to Company.

55. Defendant is liable for all damages, which are in excess of $75,000, that have been caused by his actions.

                              FIFTH CAUSE OF ACTION
                        Libel and Slander of the Company
                        --------------------------------

56.  The allegations set forth above are realleged and incorporated herein.

57. On numerous occasions Defendant made specific statements about the Company in writing and orally to regulatory agencies such as the SEC and the NASD, to shareholders and to the business community through press releases, which were intentionally false, such as "the Company was defrauding it shareholders", "it was violating the law" and "I am the Chairman of the Board of the Company, do what I tell you to do".

58. Such intentionally false statements were made with a view to damaging the reputation of the Company and exerting pressure on the management of the Company to step down.

59. Such conduct constitutes libel and slander by the Defendant, and the Defendant is directly liable to the Company for the compensatory and punitive damages to its business reputation, which are in excess of $75,000.

                              SIXTH CAUSE OF ACTION
                              Permanent Injunction
                              --------------------

60. Plaintiff has suffered damage and continues to suffer damage because of the outrageous conduct of the defendant as aforesaid.

61. Defendant is blatantly violating the law, perpetrating a fraud on the Company, breaching his fiduciary duty to the Company, misrepresenting facts and defaming the Company.

62. Plaintiff will suffer irreparable harm if the defendant is permitted to continue this course of action, and there is evidence that his harmful conduct will continue.

63. Plaintiff is entitled to a permanent injunction, enjoining and restraining defendant from such violations.

WHEREFORE, THE PLAINTIFF PRAYS:

1. That the Court grant a temporary restraining order, without notice or hearing, immediately, prohibiting the defendant from taking actions that violate the law and perpetrate a fraud on the Company by representing to any person or entity that he is Chairman of the Board of the Company or any other officer of the Company, or is an employee, representative or agent of the Company, or is authorized to enter into agreements or make statements on behalf of the Company. The form of temporary restraining order is attached hereto as Exhibit E.

2. That the temporary restraining order remain in effect for 10 days after the date hereof.

3. That the Court grant a preliminary injunction at the hearing to be held 10 days after the granting of the temporary restraining order.

4. That the Court grant a permanent injunction prohibiting the Defendant from taking the actions set forth above pending a hearing of this cause on the merits.

5. That a jury award plaintiff compensatory and punitive damages in an amount equal to $5,000,000.00 for the damage caused by Defendant's actions.

6. That a jury award plaintiff reasonable attorneys' fees for the prosecution of this action.

7. That the Court tax the Defendant with all costs associated with this action.

8.   That all issues of monetary damages before the Court be tried to a jury.

9.   For other and further relief as the Court may deem proper.


     This the 2nd day of December, 2003



                                   /s/ Paul E. Gifford, Esq.
                                   -------------------------
                                   Paul E. Gifford, Esq.
                                   Attorney for Plaintiff




OF COUNSEL:

Law Offices of Paul E. Gifford, P.A.
1975 East Sunrise Boulevard, Suite 506
Fort Lauderdale, Florida  33304
Tel:  (954) 525-0702




STATE OF FLORIDA

COUNTY OF BROWARD

                                  VERIFICATION
                                  ------------


Edward A. Roth, being duly sworn, deposes and says: That he is the President of Hairmax International Corp., the plaintiff corporation herein; that he has read the foregoing Plaintiff's Application for Restraining Order Without Hearing and Complaint; Request for Preliminary Injunction and Permanent Injunction, and knows the contents thereof, and the same is true of his own knowledge, except as to the matters therein stated upon information and belief, and as to those matters, he believes them to be true.



                                   /s/ Edward A. Roth
                                   ------------------
                                   Edward A. Roth
                                   President
                                   Hairmax International Corp.


Sworn to and subscribed before me
This the 2nd day of December, 2003.


My Commission Expires:_________

Notary Public

(Seal)